Exhibit 10.2

SECOND AMENDED AND RESTATED

REVOLVING CREDIT NOTE

$17,500,000.00	October 17, 2012

FOR VALUE RECEIVED and intending to be legally bound, the undersigned, Lakeland Industries, Inc., a Delaware corporation ("Borrower"), promises to pay, in lawful money of the United States of America, to the order of TD Bank, N.A. ("Lender"), on or before the Revolving Credit Maturity Date, at the address set forth in Section 9.8 of the Loan Agreement, the maximum aggregate principal sum of Seventeen Million Five Hundred Thousand and 00/100 ($17,500,000.00) Dollars or such lesser sum which represents the principal balance outstanding under the Revolving Credit established pursuant to the provisions of that certain Loan and Security Agreement dated January 14, 2010, between Borrower and Lender (as it may be supplemented, restated, superseded, amended or replaced from time to time, "Loan Agreement"). The outstanding principal balance hereunder shall be payable in accordance with the terms of the Loan Agreement. The actual amount due and owing from time to time hereunder shall be evidenced by Lender's records of receipts and disbursements with respect to the Revolving Credit, which shall, in the absence of manifest error, be conclusive evidence of the amount. All capitalized terms used herein without further definition shall have the respective meanings ascribed thereto in the Loan Agreement.

Borrower further agrees to pay interest on the outstanding principal balance hereunder from time to time at the per annum rates set forth in the Loan Agreement. Interest shall be calculated on the basis of year of 360 days but charged for the actual number of days elapsed, and shall be due and payable as set forth in the Loan Agreement.

This Revolving Credit Note is that certain Revolving Credit Note referred to in the Loan Agreement.

If an Event of Default occurs and is continuing under the Loan Agreement, the unpaid principal balance of this Revolving Credit Note along with all accrued and unpaid interest and unpaid Expenses shall become, or may be declared, immediately due and payable as provided in the Loan Agreement. The obligations evidenced by this Revolving Credit Note are secured by the Collateral.

This Revolving Credit Note may be prepaid only in accordance with the terms and conditions of the Loan Agreement.

Borrower hereby waives protest, demand, notice of nonpayment and all other notices in connection with the delivery, acceptance, performance or enforcement of this Revolving Credit Note.

This Revolving Credit Note shall be governed by and construed in accordance with the substantive laws of the State of New York. The provisions of this Revolving Credit Note are to be deemed severable and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions of this Revolving Credit Note which shall continue in full force and effect. No modification hereof shall be binding or enforceable against Lender unless approved in writing by Lender.

BORROWER (AND LENDER BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE LOAN DOCUMENTS.

THIS NOTE AMENDS AND RESTATES AND IS GIVEN IN SUBSTITUTION FOR, BUT NOT IN SATISFACTION OF, THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT NOTE, DATED JUNE 29, 2011, ISSUED BY THE BORROWER IN FAVOR OF THE LENDER IN THE ORIGINAL PRINCIPAL AMOUNT OF $30,000,000 (THE “PRIOR NOTE”). IN ADDITION TO EVIDENCING THE OUTSTANDING INDEBTEDNESS FORMERLY EVIDENCED BY THE PRIOR NOTE, THIS NOTE SHALL EVIDENCE ANY ACCRUED AND UNPAID INTEREST ON THE PRIOR NOTE. THE EXECUTION AND DELIVERY OF THIS NOTE SHALL NOT BE CONSTRUED TO HAVE CONSTITUTED A REPAYMENT OF ANY PRINCIPAL OF, OR INTEREST ON, THE PRIOR NOTE.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed these presents the day and year first above written.

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Name:	Christopher J. Ryan
Title:	Chief Executive Officer and President